31

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


        VOID AFTER 5:00 P.M. EASTERN STANDARD TIME, ON SEPTEMBER 6, 2001


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

         FOR VALUE RECEIVED, PALOMAR TECHNOLOGIES, INC. (the "Company"), a Delaware corporation, hereby certifies that Steven Osman, or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing upon execution and prior to 5:00 P.M., Eastern Standard Time, on September 6, 2001, a total of Eighty Two Thousand Five Hundred (82,500) fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company for an aggregate purchase price of Seven Hundred Thirty Two Thousand One Hundred Eighty Seven and 50/100 Dollars ($732,187.50) (computed on the basis of $8 7/8 per share). (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock", (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares", (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price", (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price", (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder"). The number of Warrant Shares and the Per Share Warrant Price are subject to adjustment as provided in this Warrant.

         1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing upon execution, and prior to 5:00 P.M., Eastern Standard Time then current, on September 6, 2001, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 17(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company or wire transfer of funds to the account of the Company, except as provided in Section 2 hereof. If this Warrant is exercised in part, this Warrant must be exercised for a minimum of 1,000 shares of the Common Stock (or such lesser number of shares of Common Stock as shall remain available for purchase under the terms of the Warrant), subject to adjustment as provided in this Warrant, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will at its expense within three business days after receipt of such Warrant (a) issue in the name of and deliver to the Holder, or as the Holder may direct, a certificate or certificates in such denominations as may be requested by such Holder, for the largest number of whole shares of the Common Stock to which the Holder shall be entitled, and (b) deliver to the Holder a new Warrant containing the same terms and provisions and covering the number of Warrant Shares in respect of which this Warrant has not been exercised, if this Warrant has not been exercised in full. In lieu of any fractional share of the Common Stock which would otherwise be issuable in respect to the exercise of the Warrant, the Company at its option (i) may pay to the Holder in cash an amount equal to the fair market value of the fractional share based upon the fair market value of a share of Common Stock as determined under Section 2 hereof or
(ii) may issue to the Holder an additional share of Common Stock.

         The person in whose name any certificate for shares of Common Stock is to be issued upon exercise of this Warrant shall for all purposes be deemed to have become a shareholder of record of the Company in respect of such shares on the date this Warrant (with the subscription form at the end hereof duly executed) was surrendered and payment of the applicable Per Share Warrant Price was made as provided herein.

         No warrant granted herein shall be exercisable after 5:00 p.m. Eastern Standard Time on September 6, 2001.

         2.       Net Issuance.

                  a. In lieu of payment of the Per Share Warrant Price as provided in Section 1 hereof, the Holder may pay the Per Share Warrant Price by giving the Company written notice of the Holder's delivery of irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Warrant Shares to pay the Per Share Warrant Price and any withholding taxes and to deliver such sale or margin loan proceeds directly to the Company (the "Cashless Exercise Procedure"). The Company agrees that upon receipt of such notice, (i) the Company will immediately deliver to the broker-dealer written confirmation that the Company will deliver certificates representing such Warrant Shares to the broker-dealer promptly in exchange for such proceeds, (ii) the Company will promptly deliver such certificates to the broker-dealer in exchange for such proceeds upon request of the broker-dealer and (iii) the Company will cooperate in a prompt and expeditious manner with all procedures of such broker-dealer to permit participation by the Holder in such broker-dealer's exercise or financing program and to permit the broker-dealer to sell such Warrant Shares simultaneously with the exercise of the Warrant. The Holder will direct the broker-dealer to deliver such proceeds to the Company within five business days of delivery of the exercise notice to the Company. The Company agrees to treat the gross proceeds received by the broker-dealer upon the exercise of the Warrant Shares as the gross amount received by the Holder for purposes of determining the taxable amount paid to the Holder under applicable federal, state and local tax laws. Only in the event that (x) use by the Holder of the Cashless Exercise Procedure in the manner described above would be prohibited by, result in a violation of, or result in liability of the Holder or broker-dealer under any statute or law or any regulation, rule, ordinance, or interpretive ruling, determination or opinion of any governmental agency or authority or (y) the Company fails to comply with this Section 2(a); then the Holder may pay the Per Share Warrant Price in the manner provided in Section 2(b) hereof.

                  b. To the extent permitted under subsection (a) hereof, in lieu of payment of the Per Share Warrant Price as provided in Section 1 hereof, the Holder may elect in the subscription form attached hereto to pay the Per Share Warrant Price in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant or any part hereof, upon exercise of this Warrant or any part hereof, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                                    X = Y x (A-B)
                                                          A

Where:  X =      the number of shares of Common Stock to be issued to the Holder

        Y = the number of shares of Common Stock as to which this Warrant is exercised

        A = the current fair market value of one share of Common Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

        B       = the Per Share Warrant Price

As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the average of the closing prices of the Common Stock on the principal securities market on which the Common Stock may at the time be traded over a period of five Business Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a

Business Day, the Business Day next preceding such day) and the four consecutive Business Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not eligible for trading on any securities market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless within 30 days prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the transaction. "Business Day" as used herein shall mean a day on which the New York Stock Exchange is open for business.

                  c. In the event that the Holder pays the Per Share Warrant Price in the manner provided in Sections 1 or 2(b) hereof, the Holder may satisfy any federal, state or local tax withholding requirements in whole or in part by electing in the exercise form to have the Company withhold Warrant Shares having a value equal to the amount required to be withheld. The value of each Warrant Share to be withheld shall be the fair market value of such Warrant Share as determined under subsection (b) hereof.

         3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc.. In case at any time or from time to time, all the holders of the Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

                a.      other  or  additional   stock  or  other  securities  or
                        property (other than cash) by way of dividend, or

                b. any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                c. other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination or exchange of shares or similar corporate rearrangement, other than additional shares or distributions adjustments in respect of which are provided for in
                        Section 5, then and in each such case the Holder of this Warrant on the exercise hereof shall also be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant, or such portion thereof with respect to which the Warrant is being exercised, and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section
                        3) receivable by the Holder as aforesaid during such period. The Company shall make appropriate provision with respect to the rights and interests of the Holder to the end that the provisions of this Warrant shall thereafter be applicable, as nearly as may be, in relation to such stock, securities or property thereafter deliverable upon the exercise of such exercise rights.

        4. Consolidations and Mergers. In case of any consolidation or merger of the Company with any other corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into or exchanged for other securities or property (including cash), the Company shall make appropriate provision or cause appropriate provision to be made so that each Holder shall have the right thereafter to obtain upon exercise of the Warrant the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which the Warrant may be exercised prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each Holder the right to elect the securities, cash, or other assets for which the Warrant may be exercised by such Holder subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with and the Company shall have made appropriate provision with respect to the rights and interests of the Holder to the end that the provisions of this Warrant shall thereafter be applicable, as nearly as may be, in relation to such securities, assets, cash or property receivable upon such consolidation, merger, sale, transfer, or share exchange. The Company will not effect any such consolidation, merger, sale, transfer or share exchange unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such holder such securities assets, cash or property as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

        5. Adjustment for Extraordinary Events. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock,
                (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Per Share Warrant Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Per Share Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Per Share Warrant Price then in effect. In addition, the number of Warrant Shares subject to the Warrant shall, simultaneously with the happening of such event, be adjusted by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event, and the product so obtained shall thereafter be the number of Warrant Shares then subject to the Warrant. The Per Share Warrant Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5.

        6.      Notices of Record Date, etc. In the event of

                a. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                b. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                then and in each event the Company will give or cause to be given to the Holder, at least ten days prior to such record date, a written notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities

                Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be given at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

        7. Jurisdiction. The Company irrevocably and unconditionally (i) agrees that any action, suit or legal proceeding arising out of or relating to this Warrant shall be brought in the United States District Court for the District of Kansas or the District Court of Johnson County, Kansas, unless the court will not accept such jurisdiction, and except for cross-claims in the event of suit by a third party, (ii) consents to the jurisdiction of such courts (and of appropriate appellate courts) in any such action, suit or proceeding, (iii) waives any objection which the Company may have to the laying of venue of any such action, suit or proceeding in any such court and (iv) waives any claim that any such court is not a convenient forum for any such action, suit or proceeding. If the action is brought in the District Court of Johnson County, Kansas, nothing herein shall prevent either party from attempting to remove the action to the United States District Court for the District of Kansas in accordance with applicable law.

        8. Notice of Adjustment. Upon any adjustment of the Per Share Warrant Price or the number or type of Warrant Shares, then and in each such case the Company shall give written notice thereof to the Holder as provided in Section 17 hereof, which notice shall state the Per Share Warrant Price and number and type of Warrant Shares resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        9. Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

        10. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and State stamp, original issue or similar taxes that may be payable in respect of the issue of any Warrant Share or certificate therefor.

        11.     Transfer.

                a. Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of Counsel to the Company or counsel reasonably acceptable to the Company in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or the rules and regulations promulgated under either such act, or to the effect that the Warrant or Warrant Shares to be sold or transferred has been registered under the Securities Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred.

                b. Conditions to Transfer. Prior to any such proposed transfer, and as condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company, to the extent required to qualify for the exemption from registration relied upon by the Holder, (i) an investment covenant signed by the proposed transferee,
                        (ii) an agreement by such transferee to the impression of the restrictive investment legend set forth herein on the certificate or certificates representing the securities acquired by such transferee, (iii) an agreement by such transferee that the Company may place a "stop transfer order" with its transfer agent or registrar, and (iv) an agreement by the transferee to indemnify the Company to the same extent as set forth in the next succeeding paragraph.

                c. Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this
                        Section 11, and the Holder hereby agrees to indemnify and hold harmless the Company, its representatives and each officer and director thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (a) the inaccuracy of any representation or the breach of any warranty of the Holder contained in, or any other breach of this Section 11, (b) any transfer of the Warrant or any of the Warrant Shares in violation of the Securities Act, the Exchange Act, or the rules and regulations promulgated under either of such acts, (c) any transfer of the Warrant or any of the Warrant Shares not in accordance with this Warrant or (d) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder to counsel to the Company upon which its opinion as to a proposed transfer shall have been based.

                d. Transfer. Except as restricted hereby, this Warrant and the Warrant Shares issued may be transferred by the Holder in whole or in part at any time or from time to time. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

                e. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

                        "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel reasonably acceptable to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

        12.     Registrations.

                a.      On the  earlier  to occur of (i) the next  filing by the
                        Company of a registration statement on Form S-3 providing for the resale of its securities by security holders of the Company or (ii) August , 1997 and, in any event, subject to the receipt of necessary information from the Holder, the Company shall file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or other appropriate form (the "Registration Statement"), which may include other selling stockholders, providing for the resale of the Warrant Shares (the "Registrable Shares") by the Holder from time to time in accordance with Rule 415 promulgated under the Securities Act, or any similar rule that may be adopted by the Commission. The Company shall use its best efforts to cause the Registration Statement to become effective by October , 1997 and the Company shall use its best efforts to keep the Registration Statement effective until the earlier of
                        (a) the time all the Registrable Shares have been sold pursuant to the Registration Statement or (b) 60 days after the expiration date of the Warrant. The Company shall promptly furnish to the Holder such number of copies of the Registration

                        Statement   and  any   amendment   thereto  and  of  the
                        prospectus included therein and any supplement thereto as the Holder shall reasonably require to facilitate the public sale of the Registrable Shares.

                b. The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective during the entire applicable period and in compliance with the provisions of subsection (e) below; and cause each prospectus to be supplemented, and as so supplemented to be filed (if required) with the Commission pursuant to Rule 424 of the General Rules and Regulations promulgated under the Securities Act.

                c. The Company shall use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions in the United States as may be from time to time reasonably requested by any holder of the Warrant or Warrant Shares; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction where it would not be otherwise required to so qualify, (ii) take any action that would subject it to general service of process or taxation in any jurisdiction if it is not then so subject, (iii) provide any undertakings that cause more than nominal expense or burden to the Company, or (iv) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

                d. The Company shall promptly notify each holder of the Warrant or Warrant Shares (i) when the Registration Statement has been declared effective and when any post-effective amendments thereto have been declared effective by the Commission, (ii) of any request by the Commission or any state securities authority for post-effective amendments and/or supplements to the Registration Statement, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement and (iv) the happening of any event as a result of which the prospectus contained in the Registration Statement or any supplement to such prospectus is not in compliance with subsection (e)(iii) hereof.

                e.      The  Company  shall use its best  efforts to assure that
                        (i) the Registration Statement and any amendment thereto, and any prospectus forming a part thereof and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto does not at any time during the applicable period contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the prospectus forming part of the Registration Statement and any supplement to such prospectus (as amended or supplemented from time to time) does not at any time during the applicable period include an untrue statement or a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                f. The Company shall be responsible for, and shall pay in due course, any and all expenses incident to the performance by the Company of its obligations under this Warrant, including, but not limited to: (i) all Commission and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing the Registration Statement, any prospectus, and any amendments or supplements thereto; and (iv) the fees and disbursements of counsel for the Company and of the independent pubic accountants of the Company.

                g. The Company hereby agrees to indemnify and hold harmless each Holder, its partners, officers, directors and representatives, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred (including all attorneys' fees and costs incurred in enforcing this indemnity provision), arising out of any breach by the Company of any representation, warranty or covenant in this Warrant, any untrue statement or alleged untrue statement of a material fact contained in the
                        Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything to the contrary contained herein, the indemnification described above shall not apply to amounts paid in settlement of any loss, liability, claim, damage, cost or expense if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection (g): (i) shall not apply to a claim arising out of or based upon a violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for such Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company to the Holder for review and approval and
                        (ii) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 12(a) hereof.

                h. As long as the Company is subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act, the Company shall promptly file the reports required to be filed by it pursuant to Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company is at any time not required to file such reports, it shall promptly make publicly available such information as is necessary to permit sales of its Common Stock pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

                i. If at any time the Company shall determine to register any of its securities under the Securities Act, other than on Form S-8 or Form S-4 or their then equivalents or as provided in subsection (a) hereof, it shall send to each Holder of the Registrable Shares, including each Holder who has the right to acquire Registrable Shares, written notice of such determination and, if within 10 days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such Holder requests to be registered therein, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, incidental ("piggy-back") right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which such Holder has requested inclusion hereunder.

        13. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of the Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

        14. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or any liabilities for the Aggregate Warrant Price or as a shareholder, prior to the exercise hereof, whether such liabilities are asserted by the Company or a creditor of the Company.

        15. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. Nothing in this Section shall be construed as prohibiting any Holder from pursuing any other rights or remedies available for any such default.

        16. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holders of the Warrant against impairment.

        17. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and (i) delivered personally, (ii) sent by express mail service that provides for confirmation of delivery or (iii) is mailed by first-class mail, postage prepaid, to:

                a.      the   Company  at  66  Cherry   Hill   Drive,   Beverly,
                        Massachusetts 01915, or such other address as the Company has designated in writing to the Holder, or

                b. the Holder at 4948 West 88th Street, Prairie Village, KS 66207 or such other address as the Holder has designated in writing to the Company and a copy to Lawrence W. Bigus, Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., 2420 Pershing Road, Ste. 400, Kansas City, MO 64108.

        18. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

        19. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

        20. Miscellaneous. This Warrant shall inure to the benefit of and be binding upon the heirs, successors and assigns of the Holder. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


                IN WITNESS WHEREOF, PALOMAR MEDICAL TECHNOLOGIES, INC. has caused this Warrant to be signed by its Chairman and its corporate seal to be hereunto affixed and attested by its Secretary this _____ day of ____________________, 1996.

                                                      PALOMAR TECHNOLOGIES, INC.


                                               By:______________________________
                                                       Steven Georgiev, Chairman

(Corporate Seal)

                                  SUBSCRIPTION

        1.      The undersigned, _________________________________,  pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of _______ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

        2.      The undersigned Holder (check one):

                ___ a. elects to pay the aggregate purchase price for such shares of Common Stock (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the
                        Company in the amount of $______________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $___________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company; or

                ___ b. elects to pay the aggregate purchase price by implementing the Cashless Exercise Procedure pursuant to
                        Section 2(a) of the Warrant.

                ___ c. elects to receive shares of Common Stock having a value equal to the value of the portion of the Warrant exercised, calculated in accordance with Section 2(b) of the Warrant (available only to the extent provided in Section 2(b) of the Warrant).

        3. ___ (Check if applicable) The undersigned Holder elects to have the Company withhold Warrant Shares having a value equal to the amount required to be withheld to satisfy any federal, state or local tax withholding requirements (available only to the extent provided in Section 2(c) of the Warrant).

        4. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

                  Name:

                  Address:


Dated:_______________________       Signature:___________________________
                                      Address:___________________________
                      Soc. Sec. # or Fed. ID#:___________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfer unto ______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint ________________________, attorney, to transfer said Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Signature:____________________      Assignee
Dated:________________________
Address:______________________      Address:______________________

SS/Fed ID#:___________________      SS/Fed ID#:___________________






                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfer unto ______________________ the right to purchase _____ shares of the Common Stock of PALOMAR MEDICAL TECHNOLOGIES, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ________________________, attorney, to transfer that part of said Warrant on the books of PALOMAR MEDICAL TECHNOLOGIES, INC.

Signature:____________________              Assignee
Dated:________________________
Address:______________________      Address:______________________

SS/Fed ID#:___________________      SS/Fed ID#:___________________